THIS EXCLUSIVE LICENSE AGREEMENT


Made as of the 12th day of September, 2006 (the "Effective Date").


BETWEEN:

Wataire Industries Inc. a Company incorporated in the State of Nevada, USA, having an address for notice and delivery located at #24, 3033 King George Hwy, Surrey, BC V4P 1B8

(the "Company" or "Licensor")
                                                   OF THE FIRST PART
AND

Cimbix Corporation, a Company incorporated in the State of Washington, USA, having an address for notice and delivery located at #134, 9663 Santa Monica Blvd, Beverly Hills,
California 90210

("Cimbix" or "Licensee")
                                                   OF THE SECOND PART


WHEREAS:

A. The Company is the legal and beneficial owner of all right, title, intellectual property, Patent, interest in and to the trade name and trademark "Wataire" with respect to the Product(s) as herein and after defined;

B. The Company has developed and is the legal and beneficial owner of certain processes and products relating to Water Generation and Purification Technology and has developed packaging, accessories and promotional materials for the purposes of its sale (the "Product");

C. The Licensee has requested and the Company has agreed to grant to the Licensee, the exclusive distribution and marketing rights for the Home/Office Atmospheric Water Generators, the over the counter/under the counter units, all current and future contracts relating to the Home/Office Atmospheric Water Generators and all future new Water Generator products of the Company and its trade name and trademark "Wataire" on the terms and conditions hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of
The premises and mutual covenants and agreements hereinafter set forth, Cimbix and the Company agree as follows:

1. Definitions. Each of the following terms shall, wherever found in this agreement, be used and understood in accordance with the corresponding definition below:

1.01     "Territory" shall mean the entire world.

1.02 "Water Generation and Purification Technology" shall mean any product developed by the Licensor, or with the assistance or at the direction of the Licensor, whether developed prior to or subsequent to the Effective Date of this Agreement, including any process for water generation and purification, any equipment for generating or purifying water, and any apparatus and methods which may be used by the Licensor in its business of water generation and purification.

1.03 "Patents" shall mean any patents and patent applications on Water Generation and Purification Technology and/or any divisions, continuations-in-part, applications or reissues thereof, and all United States and Foreign Letters Patents issued upon any such patent applications.

1.04 "Know-How" and "Information" shall mean all of the technical know-how, information, processes, formulas, and preparation and usage information on materials and sources thereof, directly or indirectly related to the production process for the Licensed Products, including without limitation, mechanical, chemical, engineering, and other scientific and practical information and formulas, and technical information such as clinical data, drawings, specifications, notes, models, records, and other writings; all such Know-How and Information shall be used or practiced or be capable of being used or practiced for the development and use of the Water Generation and Purification Technology and/or any Improvements thereon.

1.05 "Improvement" shall mean any modifications or changes to the Water Generation Machines and/or technology.

1.06 "Products" shall mean all products of manufacture which embody, employ, or include the Water Generation and Purification Technology, and all parts and components thereof; provided that the Products shall specifically not include services performed in association with the Water Generation and Purification Technology. Any of the Licensed Products may also be referred to individually and shall be termed "Products."

1.07 "Effective Date" shall mean September 12, 2006, which is the day on which this Agreement shall become effective.

2.00	APPOINTMENT

2.01	The Company hereby grants to the Licensee the exclusive right and license to distribute and sell the Products worldwide (the "Territory") for a price of 1,000,000 shares of common stock of Cimbix, and upon the terms and conditions hereinafter set forth, and the Licensee hereby accepts such appointment.

2.02 	Exclusivity of Appointment:  Providing that the Licensee has not breached any of the provisions of this agreement and provided further that the Licensee diligently and faithfully carries out its duties and obligations imposed on it by this agreement, the Licensee shall, during the term of this agreement, and any extended period of agreement or upon renewal of this agreement, be the exclusive sales representative of the Company within the Territory and the Company shall not appoint any other sales representatives nor otherwise distribute or sell the Product in the Territory except as is hereinafter provided.

2.03	Customer Inquiries.

2.03.01 The Company covenants and agrees that all inquiries with respect to, or orders for, the Product received by the Company from the Territory, shall be referred to the Licensee for the Licensee's attention in accordance with the terms of this agreement.


3.00	TERM

3.01 The term of this agreement shall be for a period of five years and will commence immediately upon execution of this agreement.

3.02	Renewal.  The Company and the Licensee agree to extend this
agreement for a further five-year period, if, within the term of this agreement, the Licensee is the effective cause of completing the terms contained within.


4.00	OBLIGATIONS OF THE LICENSEE

4.01 During the term of this agreement the Licensee shall

4.01.01 use its best efforts to advertise and promote the sale of the Product of the Company and to make regular and sufficient contact with the present and prospective customers of the Company in the Territory;

4.01.02 the Licensee assumes all responsibilities and expenses of "After Sales Service" (to be defined by the respective parties), and must market the products in good faith to perform.


5.00	STATUS OF LICENSEE

5.01 The status of the Licensee shall be that of an independent contractor and the Licensee shall have no authority to assume or create any obligation whatsoever expressed or implied, in the name of the Company, or to bind the Company in any manner whatsoever.

5.02 	The Licensee shall have no authority hereunder to enter into any contract of sale or employment on behalf of the Company, or to endorse the Company's checks, or to make allowances or adjustments on accounts for the return of merchandise, except pursuant to written authorization of the Company.

5.03 The Licensee undertakes and agrees that he will not furnish to any customer or prospective customer, any warranties, undertakings, or guarantees of any nature whatsoever which may intend to involve the responsibility or liability of the Company unless authorized by the Company in writing. In the event that the Licensee does allow or furnish to customers or prospective customers, warranties, undertakings or guarantees of any nature whatsoever, which might involve the responsibility or liability of the Company, and which is not authorized by the Company in writing, the Licensee agrees to indemnify and save the Company harmless from any claims, demands, damages, costs or losses whatsoever arising out of or in any way connected with such warranties, undertakings or guarantees.


6.00	EXPENSES

6.01 Except as hereinafter provided, all expenses in connection with the Licensee's Performance of this agreement and its activities as sales representative for the Company, including, but not limited to travel, automobile, salaries and supplies, shall be borne by the Licensee and he shall be solely responsible for the payment thereof.


7.00	ACCEPTANCE OF ORDERS

7.01 The Company reserves the sole and exclusive right to accept or reject
any order.   The Company agrees not to unreasonably or capriciously reject any orders obtained as a result of the efforts of the Licensee.


8.00	OBLIGATIONS OF THE COMPANY

8.01 During the term of this agreement the Company shall:

8.01.01 permit the Licensee to hold himself as the exclusive distribution and sales representative, for the Product in the Territory, and any renewal term;

8.01.02 permit the Licensee to use all intellectual property rights and know how and association with the Product in the course of their performance of this agreement;

8.01.03 provide pricing information and other related materials as may be reasonably required to market the Product; and

8.01.04 provide to the Licensee a commercially acceptable warranty for the Product.

8.01.05 provide a list of all current and pending contracts of the home/office units attached herewith as Exhibit A.


9.00	PRICING  AND  TERMS

 	The price and terms of the products shall be determined at a later date acceptable to the Company and the Licensee.

    	The Company will facilitate order immediately upon receiving order from the Licensee and shall deliver goods within 60 Days.


10.00 SERVICE

10.01 The Company hereby agrees that it will provide training for the Licensee's service technicians. The Licensee will bear all costs for travel, lodging, and any other costs incurred by the Licensee's representatives during the training period.

10.02 The Licensee will provide the company with an outlined after sales service plan for approval prior to initiating such.

10.03 The Company will provide management expertise to help manage, administer and operate the business.


10.04 The Company will provide marketing literatures, pamphlets, and other promotional materials to the Licensee to help with distribution.


11.00	TERMINATION

11.01 The Company may, in its sole discretion, terminate this agreement without notice or delay on the happening of any of the following events:

11.01.01   	The Licensee breaching any of the terms or conditions of
this agreement;

11.01.02 The Licensee becoming insolvent or being unable to pay his debts as they generally become due;

11.01.03 The Licensee making an assignment for the benefit of his creditors or being petitioned into Bankruptcy; or

11.01.04 A Receiver or Trustee in Bankruptcy of the Licensee being appointed.

11.02	This agreement may be mutually terminated by both parties upon 60 days written notice.

11.03	This agreement may be terminated if the Company failed to deliver
Products ordered by the Licensee within a reasonable time period.


12.00	GENERAL PROVISIONS

12.01	Force Majeure.  In the Event of an inability or failure by the
Company to manufacture, supply or ship any of the Product by reason of any fire, explosion, war, riot, strike, walk out, labor controversy, flood, shortage or water, power, labor, transportation facilities or necessary materials or supplies, default or failure of carrier, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Company shall not be liable to the Licensee during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.


12.02 Governing Law. This agreement shall be made and construed in accordance with the laws of the State of Nevada. All disputes arising from or in connection with this contract shall if possible be settled amicably through friendly negotiation. In case no settlement can be reached thereby the dispute may, if either Party so requires, be resolved by arbitration, to be approved by mutual consent.

12.03 Entire Agreement. This agreement together with all other documents incorporated by reference shall constitute the entire agreement between the Company and the Licensee with respect to all matters herein and it is agreed that its execution has not been induced by, nor does the Company or the Licensee rely upon or regard as material, any representations or writing whatsoever nor incorporated herein and made a part hereof and this agreement shall not be amended, altered or qualified except by memorandum in writing signed by the Company and the Licensee and any amendment, alteration or qualification hereof shall be null and void and shall not be binding upon any party who has not given its consent aforesaid.

12.04 Time of the Essence. Time shall be of the essence of this agreement and every part hereof.

Notice. Any notice, demand or other communication by the terms hereof required or permitted to be given by one party to another shall be given in writing by registered mail, postage prepaid, addressed to such other party or delivered to such other part as follows:

COMPANY:
Wataire Industries Inc.
3033 King George Highway, Suite 24
Surrey B.C., Canada V4P 1B8

LICENSEE:
CIMBIX CORPORATION
134-9663 Santa Monica Blvd
Beverly Hills, California  90210

12.05	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12.06	The provision herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.


12.07	This Agreement and all documents contemplated by or delivered in connection with this Agreement may be executed and delivered by facsimile or original and in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement.



IN WITNESS WHEREOF the parties hereto as of the day and year first above written have duly executed this agreement.


Wataire Industries Inc.

Per :

/s/  Phil Fraser
------------------
     Phil Fraser

Authorized Signatory



Cimbix Corporation

Per :

/s/  Robert Rosner
------------------
     Robert Rosner

Authorized Signatory

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                          EXHIBIT  A

        LIST OF ALL CURRENT AND PENDING CONTRACTS OF THE
         HOME/OFFICE UNITS OF WATAIRE INDUSTRIES, INC.